Exhibit (14)
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 29, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report of Transamerica High Yield Bond and Transamerica Money Market, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Representations and Warranties” and “Independent Registered Certified Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
October 5, 2009

Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Transamerica Investors, Inc., each dated May 1, 2009, which are incorporated by reference in the Proxy Statement/Prospectus in the Registration Statement of Transamerica Investors, Inc. on Form N-14.
We also consent to the references to our firm under the captions “Financial Highlights”, “Experts” and “Representations and Warranties” in the Combined Information Statement/Prospectus and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report, dated February 24, 2009, on the financial statements and financial highlights of Transamerica Premier Balanced Fund, Transamerica Premier Diversified Equity Fund, Transamerica Premier Institutional Diversified Equity Fund, Transamerica Premier Equity Fund, Transamerica Premier Institutional Equity Fund, Transamerica Premier Focus Fund, and Transamerica Premier Growth Opportunities Fund as of December 31, 2008 included in this Registration Statement of Transamerica Investors, Inc. on Form N-14.
/s/ ERNST & YOUNG LLP
New York, New York
October 5, 2009